EXHIBIT 99.1

Marlin Business Services Corp. Announces Estimated Impact of Tax Reform

Marlin to record a one-time, estimated net tax benefit of approximately $10 million

MOUNT LAUREL, N.J., Jan. 08, 2018 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (NASDAQ:MRLN) (“Marlin” or the “Company”) announced today that as a result of the Tax Cuts and Jobs Act of 2017 enacted December 22, 2017, it will be required to revalue its deferred tax assets and deferred tax liabilities to account for the future impact of lower corporate tax rates on these deferred amounts.

Based on preliminary analysis of the reduction in the federal tax rate from 35% to 21%, Marlin expects to record a one-time net tax benefit of approximately $10 million primarily related to the revaluation of these deferred tax items.  This decrease to income tax expense will be reflected in Marlin’s operating results for the fourth quarter of 2017, including a corresponding increase to the Company’s capital base. Marlin has not completed its process to determine the actual net tax benefits related to the impacted items, and the ultimate amount of the actual net tax benefit will be based upon a number of factors, including final net deferred tax liabilities as of December 31, 2017, the completion of Marlin’s consolidated financial statements as of and for the year ending December 31, 2017 and the completion of Marlin’s 2017 tax returns.

For 2018 and beyond, Marlin’s effective tax rate will be comprised of the new, lower federal tax rate plus a blended state tax rate. In 2018, the Company expects a net reduction of 13 to 14 percentage points in its effective tax rate as a result of the new tax law.

Estimates presented in this press release are preliminary and subject to change. These preliminary estimates of the impact of the Tax Cuts and Jobs Act of 2017 on Marlin should not be viewed as a substitute for full financial statements prepared in accordance with U.S. generally accepted accounting principles, and are not necessarily indicative of the results to be achieved for any future periods. The estimates have been prepared by management and Marlin’s independent auditors have not completed their audit or review of such information.

About Marlin Business Services Corp.
Marlin Business Services Corp. is a nationwide provider of credit products and services to small businesses with a mission of helping small businesses achieve their American dream. Our products and services are offered directly to small businesses and through financing programs with equipment manufacturers, distributors, dealers and other intermediaries. Marlin and its wholly-owned operating subsidiary, Marlin Business Bank, are publicly traded (NASDAQ:MRLN). For more information about Marlin, visit www.marlinfinance.com or call toll free at (888) 479-9111.

Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “may,” “intend” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned “Risk Factors” and “Business” in the Company’s Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contacts:
Taylor Kamp
Senior Vice President & Chief Financial Officer
856-505-4108

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249